Exhibit 99.(D)(11)

APPENDIX B-2

TO

AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

Effective as of September 26, 2025

WisdomTree Global High Dividend Fund

WisdomTree New Economy Real Estate Fund (f/k/a WisdomTree Global ex-U.S. Real Estate Fund)

WisdomTree Emerging Markets High Dividend Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree India Earnings Fund

WisdomTree International Equity Fund

WisdomTree International High Dividend Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Global ex-U.S. Quality Dividend Growth Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Emerging Markets Quality Dividend Growth Fund

WisdomTree Japan Opportunities Fund (f/k/a WisdomTree Hedged Japan SmallCap Equity Fund)

WisdomTree International Hedged Quality Dividend Growth Fund

WisdomTree China ex-State-Owned Enterprises Fund

WisdomTree Europe Quality Dividend Growth Fund

WisdomTree Emerging Markets ex-State-Owned-Enterprises Fund

WisdomTree European Opportunities Fund (f/k/a WisdomTree Europe Hedged SmallCap Equity Fund)

WisdomTree Dynamic International Equity Fund (f/k/a WisdomTree Dynamic Currency Hedged International Equity Fund)

WisdomTree Dynamic International SmallCap Fund (f/k/a WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund)

WisdomTree International Quality Dividend Growth Fund

WisdomTree Cybersecurity Fund

WisdomTree BioRevolution Fund

WisdomTree Artificial Intelligence and Innovation Fund

WisdomTree True Emerging Markets Fund (f/k/a WisdomTree Emerging Markets ex-China Fund)

WisdomTree GeoAlpha Opportunities Fund

WisdomTree Asia Defense Fund

WisdomTree Europe Defense Fund

WisdomTree Global Defense Fund

WisdomTree Quantum Computing Fund